UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐ Yes ☑ No

Item 8.01	Other Events

On March 1, 2017, Guardion Health Sciences, Inc. (the “Company”) entered into a non-binding letter of intent (the “LOI”) with Vector Vision, Inc., a Delaware corporation (“VectorVision”), whereby the parties set forth an outline of the terms and conditions pursuant to which the Company would acquire all of the outstanding shares of stock of VectorVision in exchange for a to-be-determined number of shares of common stock of the Company. The LOI was previously reported in a Current Report on Form 8-K dated March 1, 2017, which included the LOI attached as Exhibit 99.1. The LOI contained significant conditions precedent to the closing of the proposed transaction, as well as a termination date of June 30, 2017.

On June 16, 2017, the parties signed an amendment to the LOI to extend the termination date of the LOI to August 31, 2017, a copy of which is attached hereto as Exhibit 99.1. All other terms of the LOI, including all conditions precedent to closing, remain in full force and effect.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Amendment to the letter of intent between Guardion Health Sciences, Inc. and VectorVision, Inc. dated June 16, 2017
99.2	Letter of intent between Guardion Health Sciences, Inc. and VectorVision, Inc. dated March 1, 2017 (previously filed as an exhibit to a Form 8-K dated March 1, 2017 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: June 20, 2017